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                                                                    EXHIBIT 12.2

ROGERS WIRELESS INC.
COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
(in thousands of Canadian dollars)

CANADIAN GAAP

===================================================================================================================
                                                                       Year Ended December       Three Months Ended
                                                                                  31, 2003           March 31, 2004
-------------------------------------------------------------------------------------------------------------------
Fixed charges
   Interest expense                                                                186,938                   55,815
   Amortization of deferred financing costs                                          5,417                    1,276
   Interest expense included in rent expense                                        11,667                    2,945
                                                                   ------------------------------------------------
                                                                                   204,022                   60,036
                                                                   ================================================

Earnings
   Pre tax income                                                                  146,926                      332
   Fixed charges                                                                   204,022                   60,036
                                                                   ------------------------------------------------
                                                                                   350,948                   60,368
                                                                   ================================================

-------------------------------------------------------------------------------------------------------------------
Pro forma ratio of earnings to fixed charges                                          1.72                     1.01
===================================================================================================================

US GAAP

==========================================================================================
                                                                       Year Ended December
                                                                                  31, 2003
------------------------------------------------------------------------------------------
Fixed charges
   Interest expense                                                                181,245
   Capitalized interest                                                              5,693
   Amortization of deferred financing costs                                          5,417
   Interest expense in rent expense                                                 11,667
                                                                   -----------------------
                                                                                   204,022
                                                                   =======================

Earnings
   Pre tax income                                                                   49,840
   Fixed charges                                                                   204,022
   Amortization of capitalized interest                                              3,549
   Capitalized interest                                                            (5,693)
                                                                   -----------------------
                                                                                   251,718
                                                                   =======================

------------------------------------------------------------------------------------------
Pro forma ratio of earnings to fixed charges                                          1.23
==========================================================================================